                                                             Exhibit 10.43 (o-1)

                                 FIRST AMENDMENT

                                       TO

                        AMD INC. SUBORDINATION AGREEMENT

THIS FIRST AMENDMENT (this "Amendment"), dated 20 February 2001, is made between ADVANCED MICRO DEVICES, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."), AMD SAXONY HOLDING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court, HRB 13931 ("AMD Holding"; and, together with AMD Inc., collectively, the "Sponsors"), DRESDNER BANK LUXEMBOURG S.A., as Agent (and successor to Dresdner Bank AG in such capacity) under the Loan Agreement referred to below (in such capacity, the "Agent") for the Banks referred to below, and DRESDNER BANK AG, as Security Agent under such Loan Agreement (in such capacity, the "Security Agent"), for the Secured Parties referred to below.

                              W I T N E S S E T H:

WHEREAS, AMD Saxony Manufacturing GmbH, Dresden, registered in the Commercial Register of the Dresden Country Court HRB 13186 ("AMD Saxonia"), a wholly-owned Subsidiary of AMD Holding, which is, in turn, a wholly-owned Subsidiary of AMD Inc., has been formed for the purpose of constructing, owning, and operating (i) the Plant and (ii) the integrated Design Center;

WHEREAS, in order to finance the construction of the Plant and the Design Center, and start-up costs of the operation of the Plant, inter alia, (i) AMD Saxonia has entered into a Syndicated Loan Agreement, dated 11 March 1997, as amended, (the "Loan Agreement") with the Agent, the Security Agent and the Banks from time to time party thereto providing, inter alia, for a senior secured term facility aggregating up to DM 1,500,000,000 (one billion five hundred million Deutsche Marks), and (ii) the Sponsors, the Agent and the Security Agent have entered into that certain Sponsors' Support Agreement dated 11 March 1997, as amended, (the "Sponsors' Support Agreement") providing (x) certain assurances to the Agent and Security Agent with respect to the completion of the Project, and
(y) certain undertakings to and for the benefit of the Secured Parties;

WHEREAS, AMD Saxonia, the Agent, the Security Agent and the Banks wish, with the consent of the Sponsors to, among other things, amend the Loan Agreement, the Sponsors' Support Agreement and the AMD Inc. Subordination Agreement;

WHEREAS, the Sponsors are willing to provide certain additional undertakings to and for the benefit of the Secured Parties as provided in this Amendment and to amend and supplement the AMD Inc. Subordination Agreement on the terms and subject to the conditions of this Amendment;

NOW, THEREFORE, the Sponsors, the Agent (for itself and on behalf of the Banks), and the Security Agent (on behalf of the Secured Parties), agree as follows:

                                    ARTICLE I
                                   Definitions

SECTION 1.1 Definitions. Capitalized terms not otherwise defined in this Amendment are used with the definitions assigned to them in the Sponsors' Support Agreement.

SECTION 1.2 Construction. In this Amendment, unless the context requires otherwise, references to Sections and Schedules are to Sections and Schedules of the AMD Inc. Subordination Agreement. Section headings are inserted for reference only and shall be ignored in construing this Amendment.


                                   ARTICLE II
                                   Amendments

SECTION 2.1 Amendments. The AMD Inc. Subordination Agreement shall be amended and restated in the form set out in Schedule 1 to this Amendment Agreement.


                                   ARTICLE III
                                  Miscellaneous

SECTION 3.1 Representations and Warranties. Each of the Sponsors hereby represents and warrants that:

(a) Organization; Corporate Power. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization, and has all necessary power and authority to execute and deliver this Amendment and to consummate the transactions contemplated by the AMD Inc. Subordination Agreement, as amended hereby;

(b) Corporate Authority; No Conflict. The execution and delivery by it of this Amendment, and the performance by it of its obligations under the AMD Inc. Subordination Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or of its charter or by-laws or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

(c) Valid and Binding Obligations. The AMD Inc. Subordination Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and, as to enforceability, by general equitable principles.

SECTION 3.2 Repetition of Representation and Warranties. The representations and warranties contained in Sections 12.1 and 12.2 of the Sponsors' Support Agreement shall be repeated on the date hereof except to the extent any such representation and warranty expressly relates solely to an earlier date.

SECTION 3.3 Miscellaneous.

(a) This Amendment is limited as specified and, except as expressly herein provided, shall not constitute a modification, amendment or waiver of any other provision of any other Operative Document. Except as specifically amended by this Amendment, the AMD Inc. Subordination Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b) This Amendment shall be an Operative Document under and for purposes of the Sponsors' Support Agreement.

(c) The form and execution of this Amendment and all rights and obligations of the parties arising hereunder shall be governed by the laws of the Federal Republic of Germany.

(d)  This Amendment has been executed in the English language.

(e) This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties set out below has caused this Amendment to be duly executed and delivered by its respective officer or agent thereunto duly authorised as of the date first above written.


ADVANCED MICRO DEVICES, INC.

By /s/ Robert J. Rivet
   -------------------

Its Senior Vice President and Chief Financial Officer



AMD SAXONY HOLDING GMBH

By /s/ Thomas M. McCoy
   -------------------

Its Managing Director



DRESDNER BANK LUXEMBOURG S.A., as
Agent


/s/ Marcus Nelgen    /s/ Robert von Finckenstein
------------------------------------------------


DRESDNER BANK AG, as Security Agent


/s/ Marcus Nelgen    /s/ Robert von Finckenstein
------------------------------------------------

                                   Schedule 1

              Amended and restated AMD Inc. Subordination Agreement

                                                           Amended and Restated

                        AMD INC. SUBORDINATION AGREEMENT

THIS AMD INC. SUBORDINATION AGREEMENT, dated 11 March 1997, as amended, is made between ADVANCED MICRO DEVICES, INC., a corporation organised and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."), AMD SAXONY HOLDING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court HRB 13931 ("AMD Holding"; and, together with AMD Inc., collectively, the "Sponsors" together with AMD Inc., collectively, the "Sponsors"), and DRESDNER BANK LUXEMBOURG S.A. ("Dresdner"), as Agent (in such capacity, the "Agent") for the Banks under the Loan Agreement referred to below and DRESDNER BANK, as Security Agent (in such capacity, the "Security Agent") for the Secured Parties under such Loan Agreement.

WHEREAS, AMD Saxony Manufacturing GmbH, Dresden, registered in the Commercial Register of the Dresden County Court HRB 13186 ("AMD Saxonia"), a wholly-owned Subsidiary (such and other capitalised terms being used herein with the meanings provided in Section 1.1), of AMD Holding, which is, in turn, a wholly-owned Subsidiary of AMD Inc., has been formed for the purpose of constructing, owning, and operating (i) the Plant and (ii) the integrated Design Center (the construction, ownership, and operation of the Plant and the Design Center being hereinafter called the "Project");

WHEREAS, in order to finance the construction of the Plant and the Design Center, and start-up costs of the operation of the Plant, (i) the Sponsors expect to make substantial subordinated loans to, and AMD Holding expects to make substantial equity investments in, AMD Saxonia, and (ii) AMD Saxonia has entered into a Syndicated Loan Agreement, dated 11 March 1997 (the "Loan Agreement"), with the banks from time to time party thereto (hereinafter collectively called the "Banks" and individually called a "Bank"), Dresdner, as Paying Agent (in such capacity, the "Paying Agent"), providing, inter alia, for a senior secured term facility aggregating up to DM 1,500,000,000 (one billion five hundred million Deutsche Marks);

WHEREAS, the Sponsors desire that the Project be constructed and completed and are entering into this Agreement with the Agent and the Security Agent for the benefit of the Banks and the Paying Agent (hereinafter collectively called the "Secured Parties" and individually called a "Secured Party"), for the purpose, among other things, of providing (i) certain assurances with respect to the completion of the Project, and (ii) certain undertakings to and for the benefit of the Secured Parties; and

WHEREAS, a condition precedent to the initial Advance is, inter alia, the execution by the Sponsors of this Agreement, and, in extending credit to AMD Saxonia under the Loan Agreement, the Banks are relying on the undertakings of the Sponsors contained herein;

NOW, THEREFORE, the Sponsors, the Agent (for itself and on behalf of and the Banks), and the Security Agent (on behalf of the Secured Parties), agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Sponsors' Support Agreement. In addition, the following terms (whether or not underlined) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Agent" has the meaning assigned to such term in the introduction to this Agreement.

         "Agreement" means this AMD Inc. Subordination Agreement, as the same may at any time be amended or modified in accordance with the terms hereof and in effect.

         "AMD Holding" has the meaning assigned to such term in the introduction to this Agreement.

         "AMD Inc." has the meaning assigned to such term in the introduction to this Agreement.

         "AMD Saxonia" has the meaning assigned to such term in the first recital of this Agreement.

         "Bank" and "Banks" have the respective meanings assigned to such term in the second recital of this Agreement.

         "Dresdner" has the meaning assigned to such term in the introduction to this Agreement.

         "Junior Liabilities" means all obligations and liabilities of AMD Holding to AMD Inc., howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due.

         "Loan Agreement" has the meaning assigned to such term in the second recital of this Agreement.

         "Loan Agreement Termination Date" means the first date on or as of which (i) all Primary Secured Obligations under the Loan Agreement have been paid in full, and (ii) the Banks have no commitments under or in connection with the Loan Agreement.

         "Paying Agent" has the meaning assigned to that term in the second recital of this Agreement.

         "Project" has the meaning assigned to such term in the first recital to this Agreement.

         "Security Agent" has the meaning assigned to such term in the introduction to this Agreement.

         "Secured Parties" and "Secured Party" have the respective meanings assigned to such terms in the third recital of this Agreement.

         "Senior Liabilities" means all obligations and liabilities of AMD Holding to the Agent, the Security Agent, the Paying Agent, any Bank, or either Guarantor under or arising out of any Financing Document, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due, it being expressly understood and agreed that the term "Senior Liabilities" shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in Section 4 hereof, notwithstanding any provision or rule of law which might restrict the rights of the Security Agent, as against AMD Holding or any other Person, to collect such interest.

         "Sponsors" has the meaning assigned to such term in the introduction to this Agreement.

         "Sponsors' Support Agreement" means the Sponsors' Support Agreement, of even date herewith, between the Sponsors, the Agent, and the Security Agent, as the same may at any time be amended or modified in accordance with the terms thereof and in effect.

         In this Agreement, unless the context requires otherwise, (i) any reference to an Operative Document shall be to such Operative Document as the same may have been or from time to time may be amended, varied, re-issued, replaced, novated or supplemented, in each case, in accordance with the terms thereof and hereof, and in effect; (ii) any statutory re-encacted, or replaced from time to time; (iii) words importing a gender include every gender; and (iv) references to Sections are to Sections of this Agreement. Section headings are inserted for reference only and shall be ignored in construing this Agreement. A time of day, unless otherwise specified, shall be construed as a refence to Frankfurt am Main time.

SECTION 2. Obligations of AMD Inc. AMD Inc. will, from time to time, promptly notify the Security Agent of the creation of any Junior Liabilities pursuant to the Sponsors' Loan Agreement.

SECTION 3. Subordination. Except as expressly provided in this Agreement, or as the Agent (acting on the instructions of an Instructing Group) may hereafter otherwise expressly consent in writing, the payment of all Junior Liabilities shall be postponed and subordinated to the payment in full of all Senior Liabilities, and no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of AMD Holding be applied to the purchase or other acquisition or retirement of any Junior Liabilities; provided, however, that as long as no Event of Default nor any Unmatured Event of Default nor with respect to AMD Inc. any event which is of the type described in Section 11 (i) (e), (f), (g) or (h) of the AMD Inc. 1999 Loan and Security Agreement has occurred and is continuing, there are excepted from the terms of the provisions of this Section 3:

      (i) those payments to AMD Inc. made by AMD Holding pursuant to Article II of the Management Service Agreement or pursuant to Article IV of the AMD Holding Wafer Purchase Agreement, in either case without duplication and to the extent not paid by AMD Saxonia pursuant thereto;

      (ii) [intentionally left blank]; and

     (iii) those payments to AMD Inc. made by AMD Holding in accordance with
           Section 6.3 of the Sponsors' Support Agreement;

     and provided, further, that there are excepted from the terms of the foregoing provisions of this Section 3:

     (i) distributions in respect of the Junior Liablities to the extent such distributions constitute non cash credits expressly permitted to be made under the Management Service Agreement or the AMD Holding Wafer Purchase Agreement; and

     (ii) performance by AMD Holding of its obligations (other than payment obligations, if any) under the AMD Holding Wafer Purchase Agreement, the AMD Holding Research Agreement, or the License Agreement.

     Moreover, if the AMD Holding Wafer Purchase Agreement or the Management Service Agreement terminates for any reason whatsoever, AMD Holding shall be entitled to credit the amounts payable thereunder against the amounts receivable by it thereunder strictly in accordance with the terms and provisions of each such Operative Document.

SECTION 4. Bankruptcy, Insolvency, etc. In the event of any dissolution, winding up, liquidation, reorganization, or other similar proceedings relating to AMD Holding or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, compromise proceedings (Vergleichsverfahren) or any other marshalling of the assets and liabilities of AMD Holding, or any sale of all or substantially all of the assets of AMD Holding, or otherwise), the Senior Liabilities shall first be paid in full before AMD Inc. shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities, and in order to implement the foregoing, (a) AMD Inc. hereby irrevocably agrees that in such event all payments and distributions of any kind or character in respect of the Junior Liabilities to which AMD Inc. would be entitled if the Junior Liabilities were not subordinated pursuant to this Agreement, shall be made directly to the Security Agent; (b) upon the commencement and during the continuance of any proceedings referred to in this Section 4, the Security Agent shall have the right to require AMD Inc. to claim, enforce, prove, or vote in respect of the Junior Liabilities in such manner as is directed by the Security Agent and is permitted by applicable law, including, without limitation, to direct that all payments and distributions of any kind or character in respect of the Junior Liabilities to which AMD Inc. would be entitled if the Junior Liabilities were not subordinated pursuant to this Agreement, shall be made directly to the Security Agent; provided, that if the Security Agent shall not have required AMD Inc. to claim, enforce, prove, or vote in respect of any of the Junior Liabilities on or before the day which is 10 Business Days before a date on which the failure to so claim, enforce, prove, or vote would invalidate or otherwise materially adversely affect the rights of AMD Inc., AMD Inc. shall have the right to claim, enforce, prove, or vote in respect of such Junior Liabilities in AMD Inc.'s sole discretion; and (c) AMD Inc. hereby irrevocably agrees that, for purposes hereof, the Security Agent may, at its sole discretion for purposes hereof, in the name of AMD Inc. or otherwise, demand, sue for, collect, receive, and receipt for any and all such payments or distributions, and file, prove, and vote, or consent in any such proceedings with respect to, any and all claims of AMD Inc. relating to the Junior Liabilities.

SECTION 5. Payments Not to be commingled. In the event that AMD Inc. receives any payment or other distribution of any kind or character from AMD Holding or from any other source whatsoever in respect of any of the Junior Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall not be commingled with other assets of AMD Inc. and shall be promptly turned over by AMD Inc. to the Security Agent. AMD Inc. will mark its books and records, and cause AMD Holding to mark its books and records, as to clearly indicate that the Junior Liabilities are subordinated in accordance with the terms of this Agreement, and will cause to be clearly inserted in any instrument which at any time evidences any of the Junior Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. AMD Inc. will execute such further documents or instruments and take such further action as the Security Agent may reasonably request from time to time to carry out the intent of this Agreement.

SECTION 6. Application of Payments; No Subrogation. All payments and distributions received by the Security Agent in respect of the Junior Liabilities in accordance with the terms thereof, to the extent received in or converted into cash, may be applied by the Security Agent first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Security Agent in enforcing this Agreement or in endeavouring to collect or realize upon any of the Junior Liabilities or any security therefor in accordance with the terms hereof, and any balance thereof shall, solely as between AMD Inc. and the Security Agent, be applied by the Security Agent, in the manner provided by the Loan Agreement, toward the payment of the Senior Liabilities remaining unpaid; but, as between AMD Holding and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Liabilities; and, notwithstanding any such payments or distributions received by the Security Agent in respect of the Junior Liabilities and so applied by the Security Agent toward the payment of the Senior Liabilities, AMD Inc. shall be subrogated to the then-existing rights of the Agent, the Security Agent, and the Banks, if any, in respect of the Senior Liabilities only at such time as the Agent, the Security Agent, and the Banks, shall have received payment of the full amount of the Senior Liabilities, as provided for in Section 9, or (ii) this Agreement shall terminate pursuant to Section 15. Each Secured Party shall, at AMD Inc.'s request and expense made after such time, execute and deliver to AMD Inc. appropriate documents (without recourse or warranty whatsoever) to evidence the transfer by subrogation to AMD Inc. of an interest in the Senior Liabilities resulting from the application of payments in the manner contemplated by this
Section 6. The obligations of the Secured Parties under the preceding sentence shall survive any termination of this Agreement.

SECTION 7. Waivers by AMD Inc. AMD Inc. hereby waives: (a) notice of acceptance by the Agent, the Security Agent, or any Bank, of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Senior Liabilities; and (c) all diligence in collection or protection of or realization upon the Senior Liabilities or any thereof or any security therefor.

SECTION 8. Obligations of AMD Inc. AMD Inc. will not, without the prior written consent of the Security Agent: (a) transfer or assign, or attempt to enforce or collect, any Junior Liabilities or any rights in respect thereof except as expressly permitted to be paid pursuant to Section 3 above; provided, that nothing in this Agreement shall be deemed to prevent AMD Inc. from seeking damages, equitable relief, or otherwise enforcing any rights it may have against AMD Holding arising out of (x) any tort or infringement of AMD Inc. tangible or intangible property rights (including without limitation rights under applicable patent, copyright and trade secret laws and similar principles) to the extent, but only to the extent, such tort or infringement arises after the date of termination of the AMD Holding Wafer Purchase Agreement or (y) any breach by AMD Holding of its obligations under the License Agreement to the extent, but only to the extent, that such breach arises after the date of termination of the AMD Holding Wafer Purchase Agreement; (b) take any collateral security for any Junior Liabilities or (c) commence, or join with any other creditor commencing, any bankruptcy, reorganisation, or insolvency proceedings with respect to AMD Holding. Nothing in this Agreement shall prevent AMD Inc. from forgiving all or any portion of the Junior Liabilities or from converting all or any portion of such Junior Liabilities into, or exchanging such Junior Liabilities for, equity of AMD Holding, and any such equity shall not be deemed to be a distribution or payment on such Junior Liabilities for purposes of this Agreement.

SECTION 9. Continuing Subordination. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of AMD Inc. or that at any time or from time to time all Senior Liabilities may have been paid in full), but shall automatically terminate on the Loan Agreement Termination Date.

SECTION 10. Rights of the Agent, the Security Agent, and the Banks. The Agent, the Security Agent, and each Bank may, from time to time, at its sole discretion and without notice to AMD Inc., take any or all of the following actions without affecting its or their rights under this Agreement: (a) retain or obtain a security interest in any property of any Person to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; (d) compromise, settle, release, renew, extend, indulge, amend, change, waive, modify, or supplement in any respect any of the terms or conditions of any of the Operative Documents; and (e) release its lien on or security interest in, or surrender, release, or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter, or exchange any obligations of any nature of any obligor with respect to any such property.

SECTION 11. Transfer of Obligations; Enforcement. The Security Agent, the Agent, or any Bank may, from time to time, without notice to AMD Inc., but subject however, to the provisions of Section 26 of the Loan Agreement, assign or transfer any or all of the Senior Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein, shall, to the extent of the interest of any such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the transferor. The rights of the Secured Parties hereunder shall be exercisable solely by the Security Agent on behalf of the Secured Parties, unless either the Security Agent is not able pursuant to applicable law to realize the practical benefits of such rights on behalf of the Secured Parties or the limitations set forth in this sentence would otherwise materially adversely affect the rights of the Secured Parties hereunder.

SECTION 12. Additional Provisions. None of the Agent, the Security Agent, or the Banks shall be prejudiced in its rights under this Agreement by any act or failure to act of any of AMD Holding or AMD Inc., or any noncompliance of AMD Holding or AMD Inc. with any agreement or obligation, regardless of any knowledge thereof which the Agent, the Security Agent, or such Bank may have or with which the Agent, the Security Agent, or such Bank may be charged; and no action of the Agent, the Security Agent, or any Bank permitted hereunder shall in any way affect or impair the rights of the Agent, the Security Agent, or any Bank, and the obligations of AMD Inc., under this Agreement. For the purposes of this subordination, Senior Liabilities shall include all obligations of AMD Holding under or in connection with any of the Operative Documents to the Agent, the Security Agent, and each Bank, notwithstanding any right or power of any AMD Holding or anyone else to assert any claim or defence as to the invalidity or unenforceability of any such obligation, and no such claim or defence shall affect or impair the agreements and obligations of AMD Inc. hereunder; provided, however, that Senior Liabilities shall not include any obligations or liabilities of AMD Holding which a court of competent jurisdiction shall have determined (which determination shall be final and unappealable) are invalid or unenforceable.

SECTION 13. Cumulative Remedies; Modifications in Writing. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Agent or the Security Agent at law, in equity, or otherwise. No amendment, modification, supplement, termination, or waiver of or to any provision of this Agreement, or consent to any departure by AMD Inc. or AMD Holding therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Agent and the Security Agent.

SECTION 14. Severability of Provisions. In case any provision of this Agreement is invalid or unenforceable, the validity or enforceability of the remaining provisions hereof shall remain unaffected. The parties hereto shall have an obligation to replace any invalid provision by a valid provision which approximates best the economic purpose of the invalid provision.

SECTION 15. Termination. This Agreement and the obligations of the parties hereunder shall terminate on the Loan Agreement Termination Date; provided, that such obligations shall automatically revive and be reinstated if and to the extent that AMD Holding shall subsequently have obligations to any of the Secured Parties under or arising out of any of the Financing Documents.

SECTION 16. Assignment. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns; provided, however, that the Security Agent, the Agent, and the Banks may transfer their rights under this Agreement, subject, however, to the provisions of Section 26 of the Loan Agreement; provided, further, that neither AMD Inc. nor AMD Holding shall have the right to transfer or assign its rights under this Agreement without the prior written consent of the Agent and the Security Agent; and provided, further, that AMD Holding may assign this Agreement to the Security Agent as security for the obligations of AMD Holding under the Loan Agreement and the other Operative Documents. Notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the transferor, subject, however, to the provisions of Section 11; provided, however, that, in addition to its rights under Section 11, unless the Security Agent (acting on the instructions of an Instructing Group) shall otherwise consent in writing, the Security Agent shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement for the benefit of the Secured Parties as to those of the Senior Liabilities which have not been so assigned or transferred.

SECTION 17. Notice. All notices, demands, instructions, and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, or by pre-paid telex, TWX, or telegram, or by pre-paid courier service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 17. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 17, notices, demands, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below.

To the Security Agent:

Dresdner Bank AG, as Security Agent
Ostra Allee 9
01067 Dresden
Attention: Betreuung Unternehmenskunden
Facsimile No.: (49) 351 489-1300

To the Agent:

Dresdner Bank Luxembourg S.A., as Agent
26, rue du Marche-aux-Herbes
L-2097 Luxembourg
Attention: Direktion
Facsimile No.: (352) 4760-824

To AMD Inc.:

Advanced Micro Devices, Inc.
One AMD Place
Sunnyvale, California  94088
Attention: General Counsel
Facsimile No.: (1) (408)774 7399





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


To AMD Holding:

AMD Saxony Holding GmbH
Wilschdorfer Landstrasse 101
01109 Dresden
Attention: Geschaftsfuhrer
Facsimile No.: (49) 351 277 91300

SECTION 18. Relationship to Other Agreements. The rights of the Agent and the Security Agent pursuant to this Agreement are in addition to any other rights or remedies which the Agent and the Security Agent may have under statutory law or other agreements between one or more of the Agent, the Security Agent, the Banks, AMD Inc., and AMD Holding. Where such rights and remedies are in conflict with the provision of this Agreement, the provision of this Agreement shall prevail.

SECTION 19. Governing Law. The form and execution of this Agreement and all rights and obligations of the parties arising hereunder shall be governed by the Laws of the Federal Republic of Germany.

SECTION 20. Jurisdiction. AMD Inc. and AMD Holding hereby submit to the exclusive jurisdiction of the courts in Frankfurt am Main for any dispute arising out of or in connection with this Agreement. AMD Inc. states that Advanced Micro Devices GmbH, Rosenheimerstrasse 143b, 81671 Munich, Germany,
Tel.: +49 89 450 530, Fax: +49 89 906 490, is its accredited agent for service of process and hereby undertakes to maintain an agent for service in Germany. The foregoing submission to jurisdiction shall not (and shall not be construed so as to) limit the rights of the Agent or the Security Agent to take suits, actions, or proceedings against a Sponsor to enforce any judgment rendered by the courts in Frankfurt am Main in any other court or entity of competent jurisdiction where such Sponsor has assets, nor shall the taking of suits, actions, or proceedings to enforce any such judgment in one or more jurisdictions preclude the taking of enforcement proceedings in any other jurisdiction, whether concurrently or not.

SECTION 21. Use of English Language. This Agreement has been executed in the English language. All certificates, reports, notices, and other documents and communications given or delivered pursuant to this Agreement shall be in the English language and, if reasonably requested by the Agent, a certified German translation thereof shall be furnished promptly thereafter. In the event of any inconsistency, the English language version of any such document shall control.

SECTION 22. Operative Document. This Agreement is an Operative Document executed pursuant to the Loan Agreement.

IN WITNESS WHEREOF, each of the parties set out below has caused this Agreement to be duly executed and delivered by its respective officer or agent thereunto duly authorised as of the date first above written.




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


                                   ADVANCED MICRO DEVICES, INC.

                                   By___________________________________________

                                   Its__________________________________________


                                   AMD SAXONY HOLDING GMBH

                                   _____________________________________________


                                   DRESDNER BANK AG, as Agent and Security Agent

                                   _____________________________________________

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